Exhibit 99.1

For Immediate Release

Contact:

James R. Goff

Senior Director,

Corporate Communications

(510) 574-1421

jgoff@pdl.com

PROTEIN DESIGN LABS ANNOUNCES SECOND QUARTER 2003

FINANCIAL RESULTS

Net Loss of $0.46 per Share; Non-GAAP Net Loss of $0.05 per Share

Total Revenues Increased 39% over Second Quarter 2002

Fremont, Calif., July 29, 2003 – Protein Design Labs, Inc. (PDL) (Nasdaq: PDLI) today reported a net loss of $42.6 million, or $0.46 per basic and diluted share, for the three months ended June 30, 2003.  This amount includes a one-time charge for acquired in-process research and development ($37.8 million), as well as non-cash charges for amortization of capitalized workforce associated with the April 2003 acquisition of Eos Biotechnology, Inc. (Eos).  This compares with a net loss of $0.6 million, or $0.01 per basic and diluted share, for the three months ended June 30, 2002.  Excluding these non-cash charges, the non-GAAP net loss in the second quarter of 2003 would have been $4.6 million, or $0.05 per basic and diluted share.

On April 4, 2003, PDL completed the acquisition of privately held Eos in exchange for approximately 4.2 million shares of PDL common stock.  The transaction added more than 20 antibody targets to PDL’s research portfolio in oncology, and expanded PDL’s clinical focus in oncology with M200 (anti-α5β1 integrin antibody), an anti-angiogenesis antibody now in development for the treatment of solid tumors.  A Phase I trial of that antibody began in the second quarter of 2003.

Total revenues during the 2003 second quarter were $20.5 million, up 39% over total revenues of $14.8 million in the 2002 second quarter.  The increase primarily reflects a 33% increase in royalties, which were $17.9 million in the 2003 second quarter compared with $13.5 million in the same three months of 2002.  Royalty revenues in the 2003 second quarter were based on sales of the four marketed products licensed under PDL’s antibody humanization patents: Synagis® from MedImmune, Inc., Herceptin® from Genentech, Inc., Mylotarg® from Wyeth, and Zenapax® (daclizumab) from Hoffmann-La Roche Inc.  License and other revenues in the 2003 second quarter included an option exercise payment from Wyeth and maintenance fees recognized by PDL under licenses to other pharmaceutical and biopharmaceutical companies.

PDL reported research and development expenses increased 43% to $21.1 million in the second quarter of 2003, compared with $14.8 million in the year-earlier quarter.  General and administrative expenses increased 43% to $6.9 million from $4.8 million in the 2003 and 2002 second quarters, respectively.  The increases were due primarily to additional headcount to support our expanding operations, including the addition of approximately 40 individuals from Eos.

At June 30, 2003, PDL had cash, cash equivalents and marketable securities totaling $579.5 million, compared with $606.4 million at December 31, 2002.  The June 30, 2003 balances reflect approximately $30 million in capital expenditures in the first six months of 2003 related primarily to construction of PDL’s manufacturing plant at Brooklyn Park, Minn.  Reported cash, cash equivalents and marketable securities amounts do not include the proceeds from the $250 million convertible note financing completed in July 2003.

Total revenues during the first six months of 2003 were $43.2 million, compared with $29.1 million in the first six months of 2002.  Royalties in the first six months this year were $35.1 million, or 29% higher than the $27.2 million of royalties reported in the first half of 2002.  Research and development expenses were $37.5 million in the first six months of 2003, compared with $27.9 million in the comparable six months of 2002.  General and administrative expenses were $11.9 million and $8.9 million in the first six months of 2003 and 2002, respectively.  PDL reported a net loss of $38.6 million, or $0.42 per basic and diluted share, in the first six months of 2003, including the one-time acquired in-process research and development charge and amortization of capitalized workforce associated with the Eos acquisition, compared with net income of $1.3 million, or $0.01 per basic and diluted share, in the first six months of 2002.  Excluding non-cash charges, the non-GAAP net loss in the first six months of 2003 would have been $0.5 million, or $0.01 per basic and diluted share.

“We are pleased to report another quarter of significant growth in royalty revenues and a level of expenses that is very appropriate for the current stages of our products in development,” said Mark McDade, Chief Executive Officer, PDL.  “We continue to focus on developing our product candidates, increasing the speed and output in research and evaluating opportunities that could accelerate the timeframe in which we generate revenues from product sales.”

Clinical Development Highlights

PDL reported interim results from a Phase I study of its Nuvion® humanized anti-CD3 antibody in severe, steroid-refractory ulcerative colitis at the May 2003 Digestive Disease Week meeting.  The data showed that the safety profile of Nuvion in this study has been satisfactory to date, and that the antibody demonstrated a strong signal of activity in the initial dose group of patients tested.  PDL continues to expect to begin a Phase I/II dose-ranging trial to explore lower doses of Nuvion in this disease setting by the end of 2003.  Other highlights in the second quarter included initiation of a Phase II study of daclizumab in ulcerative colitis and the start of a second, higher-dose Phase II study of its HuZAF™ humanized anti-interferon gamma antibody in Crohn’s disease.  PDL expects to report data from both Phase II studies in the first quarter of 2004.

PDL also initiated a Phase I clinical study of M200, a direct anti-endothelial cell antibody which binds to the α5β1 integrin, being evaluated for the treatment of solid tumors such as colorectal or kidney cancers.  In vitro studies have shown that M200 inhibits angiogenesis (formation of new blood vessels to a tumor), including vessel formation induced by vascular endothelial growth factor (VEGF), basic fibroblast growth factor (bFGF), as well as other pro-angiogenic growth factors.  As a result, the antibody may prove effective in treating tumors in which one or more growth factors contribute to angiogenesis.

Outlook

The following statements are based on current expectations as of July 29, 2003. These statements are forward-looking, and actual results may differ materially. Except as expressly set forth below, these statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be closed or entered into after June 30, 2003.  In particular, due to the timing of new collaborative relationships and licenses as well as the fact that a substantial portion of our revenues are dependent upon the seasonality of sales of licensed products, specifically Synagis, we do not provide forward-looking guidance with respect to our anticipated quarterly financial results.

Revenues and Interest Income

For 2003, we expect that total revenues will increase by approximately 22-27% compared with total revenues in 2002, as a result of anticipated increases in royalties and license and other revenues.  In addition, we expect interest income for the remainder of the year to approximate 1.75% of cash, cash equivalents and marketable securities balances.

Costs and Expenses

PDL also currently anticipates that total costs and expenses will increase approximately 91-96% in 2003, including non-cash charges, such as the $37.8 million second-quarter charge related to in-process research and development associated with the Eos acquisition.  Excluding non-cash charges, PDL anticipates that non-GAAP total costs and expenses will increase approximately 42-47% in 2003 compared with total costs and expenses in 2002.  The increase in total costs and expenses is expected to be related primarily to increased operating costs associated with personnel increases from the acquisition of Eos, to expanded clinical trial activity, including associated direct scale-up and manufacturing expenses, and to the additional headcount required to pursue our clinical trial programs and to continue to expand our research, manufacturing and process development infrastructure consistent with PDL’s previously announced plans.  PDL expects a total of approximately 510 full-time personnel at year-end.

Capital Expenditures

PDL expects capital expenditures in the range of approximately $115 million to $120 million in 2003.  Of these, approximately $105 million to $110 million are expected to be related to construction of its new manufacturing center at Brooklyn Park, Minn.  PDL continues to estimate an additional expenditure of approximately $50 million for that facility in 2004.

Cash Balances

PDL currently anticipates having available cash, cash equivalents and marketable securities in excess of approximately $525 million at year-end 2003, assuming the 2003 redemption of currently outstanding $150 million principal balance convertible securities due in 2007.

Loss Per Share

PDL currently expects a net loss in the range of approximately $77 million to $82 million, or approximately $0.82 to $0.88 per share, including non-cash charges, such as the charge for acquired in-process research and development associated with the Eos acquisition.  Excluding non-cash charges, PDL anticipates a non-GAAP net loss in the range of $38 million to $43 million, or approximately $0.41 to $0.46 per share.

PDL will webcast a conference call live at 4:30 p.m. Eastern time today to review its second quarter financial results.  A link to the conference call webcast will be available through the PDL website: www.pdl.com.  Please connect to this website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.  The webcast will be archived at www.pdl.com starting at approximately 6:30 p.m. Eastern time on July 29.  A replay of the conference call will also be available by telephone from approximately 6:30 p.m. Eastern time on July 29 through 6:30 p.m. Eastern time on August 1, 2003.  To access the replay, dial 800-633-8284 from inside the United States and 402-977-9140 from outside the United States and enter conference ID number 21155553.

The foregoing contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements.  Forward-looking statements include those under the caption “Outlook,” as well as other statements that include the use of “may,” “will,” “expect,” “anticipate,” “believe,” and similar words.  Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:  Financial results for 2003 are unpredictable and may fluctuate from quarter to quarter.  PDL expenses depend in principal part on the total headcount of the organization as well as the timing of expenses, including reimbursement of expenses and which are reported under our policy during the quarter such expenses are reported to us or to our collaborative partners and agreed to by us or our partner.  PDL revenues depend upon the success and timing of sales of our licensees and partners, including in particular the seasonality of sales of Synagis from MedImmune, Inc. In addition, quarterly revenues may be impacted by our ability to maintain and increase our revenues from licensing, which is dependent upon third parties such as Genentech, Inc. entering into new patent licensing arrangements, exercising rights under existing patent rights agreements, and paying royalties under existing patent licenses, and the timing of the recognition of revenues under any new and existing agreements, in particular upfront signing fees and milestone payments.  To date, we have been successful in obtaining such licensing arrangements, and in receiving royalties on product sales, from parties whose products may be covered by our patents. However, there can be no assurance that we will continue to be successful in our licensing efforts in the future.

With respect to clinical development expectations, there can be no assurance that PDL will initiate the planned Nuvion trial prior to the end of 2003 or that results from ongoing Phase II and Phase I/II clinical studies with HuZAF and Nuvion, respectively, will be successful or achieved by the first quarter of 2004. In addition, other factors that may cause our actual results to differ materially from those, express or implied, in the forward-looking statements in this press release are discussed in our Annual Report on Form 10-K for the year ended December 31, 2002, in our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, and in other filings with the Securities and Exchange Commission.  In particular, there cannot be any assurance that our financial guidance will be achieved.  PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Protein Design Labs is a leader in the development of humanized antibodies to prevent or treat various disease conditions.  PDL currently has antibodies under development for autoimmune and inflammatory conditions, asthma and cancer.  PDL holds fundamental patents for its antibody humanization technology.  Further information on PDL is available at www.pdl.com.

Protein Design Labs and Nuvion are registered U.S. trademarks and the PDL logo and HuZAF are trademarks of Protein Design Labs, Inc.  Zenapax is a registered U.S. trademark of Hoffmann-La Roche Inc.  Synagis is a registered U.S. trademark of MedImmune, Inc.  Herceptin is a registered U.S. trademark of Genentech, Inc.  Mylotarg is a registered U.S. trademark of Wyeth.

Financial tables attached.

PROTEIN DESIGN LABS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues:
Royalties	$17,905	$13,491	$35,050	$27,167
License and other	2,596	1,300	8,198	1,951

Total revenues	20,501	14,791	43,248	29,118

Costs and expenses:
Research and development	21,058	14,760	37,450	27,938
General and administrative	6,853	4,787	11,923	8,942
In-process research and development	37,834	—	37,834	—
Total costs and expenses	65,745	19,547	87,207	36,880

Operating loss	(45,244)	(4,756)	(43,959)	(7,762)

Interest income	4,188	6,455	8,861	13,593
Interest expense	(1,575)	(2,242)	(3,281)	(4,482)
Impairment loss on investment	—	—	(150)	—

Income (loss) before income taxes	(42,631)	(543)	(38,529)	1,349
Provision for income taxes	18	16	49	27

Net income (loss)	$(42,649)	$(559)	$(38,578)	$1,322

Net income (loss) per share:
Basic	$(0.46)	$(0.01)	$(0.42)	$0.01

Diluted	$(0.46)	$(0.01)	$(0.42)	$0.01

Shares used in computation of net income (loss) per share:
Basic	93,301	88,751	91,242	88,698

Diluted	93,301	88,751	91,242	91,382

CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

(In thousands)	June 30, 2003	December 31, 2002*
	(unaudited)

Cash, cash equivalents and marketable securities	$579,484	$606,410
Total assets	725,045	717,818
Total stockholders’ equity	539,741	544,766

*Derived from the December 31, 2002 audited consolidated financial statements

PROTEIN DESIGN LABS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Uuaudited)

We use non-GAAP amounts that exclude certain non-cash charges, including charges related to acquisitions such as acquired in-process research and development and amortization of workforce.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by reconciling more closely to the actual cash expenses of the company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the company to compare our results from period to period.

(In thousands, except per share data)	Three months ended June 30,
	2003				2002
	GAAP	Adjustment		Non-GAAP	GAAP
Revenues:
Royalties	$17,905			$17,905	$13,491
License and other	2,596			2,596	1,300

Total revenues	20,501			20,501	14,791

Costs and expenses:
Research and development	21,058	(162	)(1)	20,896	14,760
General and administrative	6,853	(14	)(1)	6,839	4,787
In-process research and development	37,834	(37,834	)(2)	—	—
Total costs and expenses	65,745	(38,010)		27,735	19,547
Operating loss	(45,244)	38,010		(7,234)	(4,756)

Interest income	4,188			4,188	6,455
Interest expense	(1,575)			(1,575)	(2,242)
Impairment loss on investment	—			—	—

Income (loss) before income taxes	(42,631)	38,010		(4,621)	(543)
Provision for income taxes	18			18	16

Net income (loss)	$(42,649)	$38,010		$(4,639)	$(559)

Net income (loss) per share:
Basic	$(0.46)			$(0.05)	$(0.01)

Diluted	$(0.46)			$(0.05)	$(0.01)

Shares used in computation of net income (loss) per share:
Basic	93,301			93,301	88,751

Diluted	93,301			93,301	88,751

(1) To exclude the ongoing, non-cash amortization of acquired net intangible assets, primarily workforce, related to the Eos acquisition.  The total annual non-cash charge is currently estimated to be approximately $0.5 million in 2003.

(2) To exclude the non-cash charge of acquired in-process research and development, related to the Eos acquisition.

PROTEIN DESIGN LABS, INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(Uuaudited)

We use non-GAAP amounts that exclude certain non-cash charges, including charges related to acquisitions such as acquired in-process research and development and amortization of workforce.  We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance and future prospects by reconciling more closely to the actual cash expenses of the company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the company to compare our results from period to period.

(In thousands, except per share data)	Six months ended June 30,
	2003				2002
	GAAP	Adjustment		Non-GAAP	GAAP
Revenues:
Royalties	$35,050			$35,050	$27,167
License and other	8,198			8,198	1,951

Total revenues	43,248			43,248	29,118

Costs and expenses:
Research and development	37,450	(162	)(1)	37,288	27,938
General and administrative	11,923	(14	)(1)	11,909	8,942
In-process research and development	37,834	(37,834	)(2)	—	—
Total costs and expenses	87,207	(38,010)		49,197	36,880
Operating loss	(43,959)	38,010		(5,949)	(7,762)

Interest income	8,861			8,861	13,593
Interest expense	(3,281)			(3,281)	(4,482)
Impairment loss on investment	(150)			(150)	—

Income (loss) before income taxes	(38,529)	38,010		(519)	1,349
Provision for income taxes	49			18	27

Net income (loss)	$(38,578)	$38,010		$(537)	$1,322

Net income (loss) per share:
Basic	$(0.42)			$(0.01)	$0.01

Diluted	$(0.42)			$(0.01)	$0.01

Shares used in computation of net income (loss) per share:
Basic	91,242			91,242	88,698

Diluted	91,242			91,242	91,382

(1) To exclude the ongoing, non-cash amortization of acquired net intangible assets, primarily workforce, related to the Eos acquisition.  The total annual non-cash charge is currently estimated to be approximately $0.5 million in 2003.

(2) To exclude the non-cash charge of acquired in-process research and development, related to the Eos acquisition.